THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE MAKER REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

LANGUAGE ACCESS NETWORK, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE
ISSUED TO ACCREDITED INVESTORS ONLY

NOTES ARE BEING ISSUED FOR A
MINIMUM $10,000 LOAN

MATURITY: THREE (3) YEARS FROM ISSUANCE

$[INSERT AMOUNT OF NOTE	[INSERT DATE]

FOR VALUE RECEIVED, LANGUAGE ACCESS NETWORK, INC. (the “Company”), a Nevada corporation, hereby promises to pay [INSERT NAME OF PERSON LOANING THE MONEY] (“Purchaser”), at [INSERT ADDRESS OF PERSON LOANING THE MONEY], or at such other place as the holder hereof may from time to time designate in writing, the principal amount of [SPELL OUT THE AMOUNT OF THE LOAN] ($ INSERT LOAN AMOUNT IN DOLLAR AND CENT FORMAT) dollars plus interest.

Interest will accrue on the principal balance of this Note in the amount of 10% per annum until maturity and will be paid at the end of the loan period. This Note shall mature three (3) years from the date of issuance (the “Maturity Date”).

Note Holders

The Company will only accept loans from those persons who qualify as an “Accredited Investor” as that definition has been established by the United States Securities and Exchange Commission and each person making a loan to the Company must represent in writing that they qualify as an accredited investor by completing and signing the attached questionnaire and returning it to the Company to be kept in the files of the Company.

Registration of the Shares

Each person making a loan to the Company will be granted the right to have their securities registered with the Securities and Exchange Commission in a piggyback filing of any other shares the Company registers.

Redemption

This Note is redeemable without premium or penalty at the option of the Company, as a whole or from time to time in part, at any time, upon not less than thirty (30) days written notice for the outstanding principal balance.

Conversion

This note will become due and payable [INSERT DATE THREE YEARS FROM THE DATE THE LOAN IS MADE].

Purchaser may, at his option, any time during the first eighteen (18) months of the loan, upon written notice to the Company, convert the entire Note to equity of the Company at $1.10 per share of the Company’s Common Stock, subject to Rule 144 of the Securities and Exchange Commission Act of 1933. Upon conversion, Purchaser will only receive Shares to the extent of the then outstanding principal balance of this Note along with all accrued interest.

The Company will at all times take all actions necessary to reserve the appropriate amount of Shares for conversion purposes hereunder. To accomplish such conversion, Purchaser must provide written notice to the Company of Purchaser’s desire to convert. Certificates representing the Shares will be delivered promptly after receipt of such written notice. The Shares issued will be subject to the restrictions of Rule 144 of the Securities & Exchange Commission Act of 1933.

Purchaser may only exercise this right of conversion by exercising the entire principal balance of the Note with all accrued interest and not a portion thereof. No fractional Shares will be issued upon any conversion, and, in lieu thereof, the Company will pay such fractions in cash.

Effect of Consolidation or Merger

If at any time while this Note is outstanding the Company shall consolidate or merge with or into another corporation, Purchaser hereof shall thereafter be entitled upon exercise hereof to receive, with respect to each Note convertible hereunder immediately prior to the date upon which consolidation or merger shall become effective, the securities or property to which Purchaser of Shares would have been entitled upon such consolidation or merger, and Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all the provisions of the Note shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Note. The Company will not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered Purchaser thereof at the address of such Purchaser shown on the books for the Company, the obligation to deliver to such Purchaser of securities or property as in accordance with the foregoing provision such Purchaser shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for consideration (a part from the assumption of obligations) consisting primarily of security shall be deemed a consolidation or merger for the foregoing purposes.

Amendments

Any amendments adding any provision to, changing in any manner or eliminating any provision hereto can be effected only with the written consent of holders of a majority in principal amount of the outstanding Notes; including, without limitation, amendments which (i) extend the state Maturity Date or reduce the principal amount of any Note, reduce the rate or extend the time of payment of interest on any Note, or reduce or modify any installment payment with respect to any Note, or (ii) reduce the percentage of the aggregate principal amount of Notes, or (iii) increase the equity conversion price or features of the Note, the holders of which are required to consent to any such amendment.

Miscellaneous

In the event an action is instituted to enforce or interpret any of the terms of this Note, the prevailing party shall be entitled to recover all expenses reasonably incurred, whether or not taxable as costs, including, without limitation, attorney fees, witness fees, deposition costs, copying charges and other expenses.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

This Note shall be governed by and construed in accordance with the laws of the state of Nevada without regard to conflict of law principles.

LANGUAGE ACCESS NETWORK, INC.

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